Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 2 TO
AMENDED AND RESTATED SECURITYHOLDER AGREEMENT

THIS Amendment No. 2 to the Amended and Restated Securityholder Agreement (this “Amendment”) is made as of May 4, 2012, among Thermon Group Holdings, Inc., a Delaware corporation (the “Company”), CHS Private Equity V LP, a Delaware limited partnership (the “Fund”), CHS Associates V, a Delaware general partnership (“CHS Associates V”), Thompson Street Capital Partners II, L.P., a Delaware limited partnership (“TSCP”), Crown Investment Series LLC–Series 4, a Delaware series limited liability company (“Crown”) (and together with TSCP, the “Co-Investors”).

R E C I T A L S:

A.           The Company, the Fund, CHS Associates V, the Co-Investors and certain other Securityholders who are signatories thereto are parties to that certain Amended and Restated Securityholder Agreement, dated as of April 30, 2010 (the “Securityholder Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Securityholder Agreement.

B.           Section 7.3 of the Securityholder Agreement provides that the Securityholder Agreement may be amended by the Company with the written consent of the Fund and the Securityholders (other than the Fund and any Fund Associate) owning a majority of shares of Common Stock then owned by such Securityholders, subject to certain exceptions as set forth therein.

C.           The Co-Investors own a majority of shares of Common Stock outstanding (other than shares held by the Fund and any Fund Associate) on the date hereof.

D.           The first anniversary of the Company’s listing on the New York Stock Exchange is May 5, 2012.

E.           The Company, the Fund, CHS Associates V and the Co-Investors desire to amend certain provisions of the Securityholder Agreement in connection with the first anniversary of the Company’s listing on the New York Stock Exchange.

A G R E E M E N T S:

Now, Therefore, in consideration of the mutual covenants and promises herein contained and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Effective Date.  Notwithstanding anything contained in this Amendment to the contrary, this Amendment shall automatically and without any further action by the parties hereto become effective as of the close of business on May 4, 2012.

2.	Board of Directors.

(a)	Section 5.1 of the Securityholder Agreement is hereby amended and restated in its entirety to read as follows:

“5.1           Board of Directors.  At all times during the term of this Agreement, each Securityholder shall Vote its shares of Common Stock and take all other necessary or desirable actions within such Securityholder’s control or power (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to cause the Board (and, if requested by the Fund, any board of directors, board of managers or similar governing body of any Subsidiary) to be comprised of the following Persons:

(a)           So long as the Fund and any Fund Associate collectively own at least five percent (5%) of the outstanding Shares, one director (the “Fund Director”) as designated by the Fund from time to time.  The Fund shall have the right to remove the Fund Director at any time, and to fill any vacancy arising from time to time with respect to the Fund Director.  In addition, so long as the Fund and any Fund Associate collectively own at least five percent (5%) of the outstanding Shares, the Fund shall have the right to designate an observer reasonably acceptable to the Company (the “Fund Observer”) to attend each meeting of the Board; provided, however, that the Fund Observer may be excluded from all or a portion of any such Board meeting if in the judgment of legal counsel to the Company Group, such exclusion is necessary to preserve the attorney-client privilege during such meeting or portion thereof.  The Fund Observer shall be entitled to receive notice of all Board meetings in the same manner and at the same time as the members of the Board and shall be entitled to participate in all Board meetings, but the Fund Observer shall not be entitled to vote on any matters submitted to the Board.  The appointment of the Fund Observer to the Board shall not limit the ability of the Board to take action without a meeting so long as such action is permissible under applicable law and this Agreement.  Each Fund Observer agrees to keep strictly confidential the topics and substance of discussions that occur at the Board meeting as well as any information presented or otherwise obtained at or in connection therewith.

(b)           So long as Thompson Street Capital Partners II, L.P., a Delaware limited partnership and a Co-Investor (“TSCP”), owns at least five percent (5%) of the outstanding Shares, it shall have the right to designate an observer reasonably acceptable to the Company (the “TSCP

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Observer”) to attend each meeting of the Board; provided, however, that the TSCP Observer may be excluded from all or a portion of any such Board meeting if in the judgment of legal counsel to the Company Group, such exclusion is necessary to preserve the attorney-client privilege during such meeting or portion thereof.  The TSCP Observer shall be entitled to receive notice of all Board meetings in the same manner and at the same time as the members of the Board and shall be entitled to participate in all Board meetings, but the TSCP Observer shall not be entitled to vote on any matters submitted to the Board.  The appointment of the TSCP Observer to the Board shall not limit the ability of the Board to take action without a meeting so long as such action is permissible under applicable law and this Agreement.  Each TSCP Observer agrees to keep strictly confidential the topics and substance of discussions that occur at the Board meeting as well as any information presented or otherwise obtained at or in connection therewith.

Directors need not be residents of the State of Delaware.”

3.
Effect on the Securityholder Agreement.  On and after the date hereof, each reference in the Securityholder Agreement to “this Agreement”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Securityholder Agreement as amended hereby.  Except as expressly modified and amended by this Amendment, all terms, covenants and conditions of the Securityholder Agreement shall remain in full force and effect in accordance with their terms, and the Securityholder Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.”

4.
Governing Law.   This Amendment shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of Delaware applicable to contracts made in that State.

5.
Severability.  The invalidity of any provision of this Amendment or portion of a provision shall not affect the validity of any other provision of this Amendment or the remaining portion of the applicable provision.

6.
Counterparts.  This Amendment may be executed in any number of counterparts, and by facsimile, photo or other electronic means, each of which shall be effective only upon delivery and thereafter shall be deemed to be an original, and all of which shall be taken to be one and the same instrument with the same effect as if each of the parties hereto had signed the same document.

[Signature Pages Follow]

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In Witness Whereof, the parties hereto have caused this Amendment to be executed on the date first written above.

THERMON GROUP HOLDINGS, INC.
By:	/s/ Jay Peterson
Name:	Jay Peterson
Title:	Chief Financial Officer

CHS PRIVATE EQUITY V LP

By:	CHS Management V LP, its general partner

By:	CHS Capital LLC, its general partner

By:	/s/ Marcus J. George
Name:	Marcus J. George
Title:	Partner

CHS ASSOCIATES V

By:	CHS Capital LLC, its managing general partner

By:	/s/ Marcus J. George
Name:	Marcus J. George
Title:	Partner

THOMPSON STREET CAPITAL PARTNERS II, L.P.

By:	Thompson Street Capital II GP, L.P., its general partner

By:	Thompson Street Capital LLC, its general partner

By:	/s/ James A. Cooper
Name:	James A. Cooper
Title:	Manager

[Signature Page to Amendment No. 2 to Securityholder Agreement]

CROWN INVESTMENT SERIES LLC – SERIES 4

By:	Longview Asset Management LLC, its manager

By:	/s/ Ben M. Graham
Name:	Ben M. Graham
Title:	Investment Manager

[Signature Page to Amendment No. 2 to Securityholder Agreement]